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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                   of the Securities and Exchange Act of 1934

                             -----------------------

                         Date of Report: January 8, 2002

                                  PLEXUS CORP.
 ------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Wisconsin                   000-14824              39-1344447
-----------------------------        ---------              ----------
(State or other jurisdiction         (Commission         (I.R.S. Employer
of incorporation)                    File Number        Identification No.)


55 Jewelers Park Drive, Neenah, Wisconsin   54957-0156
-----------------------------------------   ----------
(Address of principal executive offices)    (Zip Code)



               Registrant's telephone number, including area code:
                                 (920) 722-3451



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Item 2.       Acquisition or Disposition of Assets

         On January 8, 2002, Plexus Corp. ("Plexus") completed its previously announced acquisition of specified assets of MCMS, Inc. ("MCMS") pursuant to an Asset Purchase Agreement dated as of November 28, 2001 (the "Agreement"). MCMS had previously filed for reorganization under Chapter 11 of the United States Bankruptcy Code; the Agreement and the transactions contemplated thereby were approved by the bankruptcy court. The assets being purchased by Plexus include the stock of MCMS's Chinese and Malaysian subsidiaries. Plexus also assumed limited specified liabilities of MCMS.

         Under the Agreement, the base purchase price was $45 million, plus the specified assumed liabilities, subject to verifications and future adjustments for various inventory and other working capital-related amounts. A portion of the purchase price was paid into escrow to support the finalization of working capital items, inventory experience, specified contingencies and a reserve for indemnities under the Agreement. The purchase price was paid in cash; Plexus financed the acquisition from its working capital.

         The Agreement was negotiated at arm's length between the officers of Plexus and the officers of MCMS. None of those persons were affiliated with the other party, its affiliates, its directors and officers and their associates. Both parties were assisted in the negotiations by their respective counsel. The transactions were also approved by the bankruptcy court overseeing MCMS's Chapter 11 proceeding

         Plexus is accounting for the acquisition of the MCMS assets utilizing the accounting principles promulgated by SFAS 141 and 142. Therefore, the effects of the acquisition will be reflected on Plexus' financial statements from and after the acquisition date.

         The MCMS assets include specified current assets, the MCMS facility and certain equipment in Nampa, Idaho, and the facilities of its subsidiaries in Penang, Malaysia and Xiamen, China. These operations include the manufacture of assembled printed circuit boards and subassemblies, primarily for original equipment manufacturers in the consumer, industrial, telecommunications and electronics industries. Plexus will also be integrating operations from MCMS's San Jose, California and Raleigh, North Carolina facilities into other existing Plexus facilities but will not maintain those facilities other than to transition certain operations over the course of the next several months. Among other things, the transaction did not include MCMS's Belgian or Mexican operations, or relationships (and related inventory and receivables) with certain MCMS customers. Based upon current customer orders and indications, Plexus's current expectation is that sales from the MCMS acquired operations in the initial quarter of operation by Plexus will be in the range of $20 to $25 million, although actual sales in that quarter, and it future quarters, will vary depending upon the actual level of customer orders.


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Cautionary Statement regarding Forward-looking Statements:

         The statements contained in this filing which are not historical facts (such as statements in the future tense and statements including "believe", "expect", "intend", "anticipate" and similar concepts) are forward-looking statements that involve risks and uncertainties. These risks include Plexus' challenges in integrating the acquired MCMS operations. The integration challenges will be complex in this acquisition because it includes foreign operations - which involve additional factors such as currency exchange risks, the effects of local customs and practices, the need to attract and retain qualified employees in the local labor markets, and management integration - and the effects of the MCMS bankruptcy proceeding. Other risks include, but are not limited to, the level of overall growth in the electronics industry, Plexus' ability to secure new customers and maintain its and the acquired operations' current customer base, the results of cost reduction efforts, material cost fluctuations and the adequate availability of components and related parts for production, the effect of changes in foreign currency exchange rates and average selling prices, the risk of customer delays or cancellations in both on-going and new programs, the effect of start-up costs of new programs and facilities, the effect of general economic and political conditions - including the continuing effects of the September 11 attacks and the overall economic recession, the impact of increased competition and other risks detailed in Plexus' other Securities and Exchange Commission filings (particularly its annual report on Form 10-K for the fiscal year ended September 30, 2001).

Item 7.  Financial Statements and Exhibits

(a)      Financial Statements of Business Acquired

         Plexus has not yet definitively determined whether or not the acquired operations would constitute a "business" for which historical financial information would be required. Even if that MCMS financial information would be required, financial statements of the operations of MCMS are not yet available to Plexus. Not later than 60 days after the due date of this report, Plexus will either file an amendment reporting that financial statements are not required or file any required financial statements.

(b)      Pro Forma Financial Information

         See item 7(a). Not later than 60 days after the due date of this report, Plexus will either file an amendment reporting that pro forma financial statements are not required or file any required pro forma information.

(c)      Exhibits

         See the Exhibit Index, following the signatures to this Report, which
         Exhibit Index is incorporated herein by reference.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  January 21, 2002                      /s/ Thomas B. Sabol
                                             -------------------------------
                                             Thomas B. Sabol,
                                             Executive Vice President and
                                             Chief Financial Officer



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                                  PLEXUS CORP.

                                  EXHIBIT INDEX

                                       to

                             FORM 8-K CURRENT REPORT

                           Dated as of January 8, 2002



                                                                    Incorporated
Exhibit                                                           by Reference to /                    Filed
Number                   Description                                Filed Herewith                    Herewith
--------                 -----------                              ----------------                    --------
 2.1            Asset Purchase Agreement dated as of        Exhibit 10.15 to Plexus' annual report
                November 28, 2002 by and among Plexus,      on Form 10-K for the year ended
                MCMS and various MCMS subsidiaries*         September 30, 2001



* Excluding exhibits and schedules, which will be provided to the Commission upon request.


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